MILBERG WEISS BERSHAD HYNES & LERACH LLP



                                November 5, 1997

Bell Technology Group Ltd.
295 Lafayette Street, 3rd Floor
New York, New York 10012

                Re: Bell Technology Group Ltd.
                    Registration Statement on Form SB-2
                    -----------------------------------

Ladies and Gentlemen:

        We have acted as counsel for Bell Technology Group Ltd., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, File No. 333-23259, under the Securities Act of 1933, relating to the registration of 400,000 shares of the Company's Common Stock, par value, $.01 per share (the "Shares") which Shares were acquired by the Selling Security Holders in connection with the Company's private placement of $2,200,000 of Common Stock pursuant to Regulation S of the Securities Act of 1933, as amended, in September, 1997.

        We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as


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Bell Technology Group Ltd.
November 5, 1997
Page 2


copies thereof. We have also assumed that the certificates evidencing the Shares were issued and delivered or will be delivered.

        As to various questions of fact material to this opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

        Based on the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

        We hereby consent to be named in the Registration Statement and the Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

        We further consent to your filing a copy of this opinion as an Exhibit to the Registration Statement.

                                                Very truly yours,

                                                MILBERG WEISS BERSHAD HYNES
                                                  & LERACH LLP



                                                By: /s/
                                                    ------------------------
                                                    Arnold N. Bressler